EXHIBIT 10.19
First Amendment to John Warren’s
Salary Continuation Agreement
(Attached)

FIRST AMENDMENT
TO THE
FLORIDA CHOICE BANK
SALARY CONTINUATION AGREEMENT
FOR JOHN R. WARREN
     THIS FIRST AMENDMENT is adopted as of this 15th day of December, 2005, by and between FLORIDA CHOICE BANK, located in Mount Dora, Florida (the “Company”) and JOHN R. WARREN (the “Executive”).
     WHEREAS, the Company and the Executive executed the FLORIDA CHOICE BANK SALARY CONTINUATION AGREEMENT on April 1, 2005 (the “Agreement”), which Agreement is subject to Internal Revenue Code Section 409A (“Section 409A”) and its rules and regulations; and
     WHEREAS, the Company and the Executive now desire to amend and terminate the Agreement in accordance with Section 409A, its Proposed Regulations and Q&A-20 of Notice 2005-1, as of December 15, 2005 (the “Effective Date”).
     NOW THEREFORE, effective as of the Effective Date, the following revisions shall be made:
1.	A new Section 2.6 is added as follows:
“2.6 Benefit in Event of 409A Termination. Notwithstanding any other provisions of this Agreement to the contrary, if the Company elects to terminate this Agreement in accordance with a 409A Termination pursuant to Article 8, the Company shall pay to the Executive the benefit described in this Section 2.6 in lieu of any other benefit hereunder.
     2.6.1 Amount of Benefit. The benefit under this Section 2.6 is one-hundred percent (100%) of the normal retirement benefit as set forth in Section 2.1.
     2.6.2 Payment of Benefit. The Company shall pay no later than December 31, 2005, the lump sum present value of the normal retirement benefit determined as of December 31, 2005, utilizing the Discount Rate.
     2.6.3 Satisfaction of All Company Obligations. Notwithstanding anything to the contrary in this Agreement, immediately upon receipt of the lump sum payment provided for in Section 2.6.2 of this Agreement, the Executive’s rights under this Agreement shall automatically cease and his participation in this Agreement shall automatically terminate such that no further amounts shall be paid or payable to the Executive under this Agreement.”
2.	Section 5.4 is deleted in its entirety.

3.	The following is added at the end of Article 8:

“Notwithstanding the foregoing provisions of this Article 8, the Company by resolution of the Board of Directors, may unilaterally terminate this Agreement in accordance with Article XI, F. of the Commentary to the Proposed Regulations under Section 409A of the Internal Revenue Code (or such finalized version of such regulations) and Q&A-20 of Notice 2005-1 (“409A Termination”). In the event of a 409A Termination, the Executive shall be paid (no later than December 31, 2005) the 409A Termination Benefit in accordance with Section 2.6.”

4.	The content of Schedule A of the Agreement shall be deleted and replaced by the amended Schedule A.

5.	All other terms and provisions of the Agreement and any previous amendments not herein amended shall remain in full force and effect.
     IN WITNESS OF THE ABOVE, the Executive and the Company hereby consent to this First Amendment as of the date first written above.

Executive:	Florida Choice Bank:

By:
/s/ John R. Warren John R. Warren		/s/ Stephen R. Jeuck
Title:
CFO

Salary Continuation Plan
Schedule A

John R. Warren
Birth Date: 9/30/1959	Termination of Agreement
Plan Anniversary Date: 1/1/2006
Normal Retirement: 12/31/2021, Age 62	Lump Sum
Normal Retirement Payment: Monthly for 18 years

	Discount	Benefit		Based On
Period	Rate	Level 2	Vesting	Benefit
Ending	(1)	(2)	(3)	(4)
Dec 2005	5.00%	52,500	100%	526,778

1	The first line reflects 12 months of data, January 2006 to December 2006.

2	The benefit amount is based on a $52,500 beginning benefit, inflating at 4.00% each year to $98,332 at retirement.

*	IF THERE IS A CONFLICT IN ANY TERMS OR PROVISIONS BETWEEN THIS SCHEDULE A AND THE AGREEMENT, THE TERMS AND PROVISIONS OF THE AGREEMENT SHALL PREVAIL. IF A TRIGGERING EVENT OCCURS, REFER TO THE AGREEMENT TO DETERMINE THE ACTUAL BENEFIT AMOUNT BASED ON THE DATE OF THE EVENT.